UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	August 10, 2006

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, Connecticut	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “MTM,” the “Company,” “we,” “us,” “our,” etc., refer to MTM Technologies, Inc. and, unless the context indicates otherwise, its subsidiaries on a consolidated basis.

ITEM 1    Entry Into A Material Definitive Agreement

We entered into an employment agreement, dated August 10, 2006, with Steven Stringer (the “Stringer Employment Agreement”) to employ Mr. Stringer as our President and Chief Operating Officer. The Stringer Employment Agreement replaces the previous employment agreement entered into with Mr. Stringer, dated October 1, 2004, as amended.

The Stringer Employment Agreement has an initial term ending December 31, 2009 (the “Initial Term Date”). On the Initial Term Date and each anniversary date thereof following the Initial Term Date, the term of Stringer Employment Agreement shall automatically be extended for an additional period of twelve (12) months provided, however, that either party thereto may elect not to extend the Stringer Employment Agreement by giving written notice to the other party at least twelve (12) months prior to the Initial Term Date or any subsequent anniversary date thereof.

Mr. Stringer is paid a base salary of $335,000 per annum and is eligible to receive an annual bonus based on the achievement of performance targets of up to 75% of his base salary. In the event of a termination of Mr. Stringer’s employment during the term of the agreement by us other than for “cause” or by Mr. Stringer for “good reason” or as a result of his death or permanent and total disability we shall provide him, among other things, a continuance of his then current base salary for a period equal to the greater of (i) one (1) year from the date of termination or (ii) the period ending on the Initial Term Date. Additionally, in the event of termination for other than “cause” or for “good reason,” any unvested stock options or restricted stock units shall become fully vested and immediately exercisable and shall remain exercisable for the remainder of their term.

The above description of the Stringer Employment Agreement is qualified in its entirety by reference to the terms of such agreement attached hereto as Exhibit 10.1.

ITEM 9    Financial Statements and Exhibits

9.01  Financial Statements and Exhibits

(c)    Exhibits

Exhibit 10.1  Steven Stringer’s Employment Agreement, dated August 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC.
(Registrant)
By:	/s/ Francis J. Alfano
Name: Francis J. Alfano
Title: Chief Executive Officer

August 14, 2006

EXHIBIT INDEX

Exhibit

Exhibit 10.1    Steven Stringer’s Employment Agreement, dated August 10, 2006.